Exhibit (g)(2)
                               CUSTODIAN AGREEMENT
                                 MEMORIAL FUNDS



         THIS AGREEMENT made as of this 9th day of March, 1998, between, Memorial Funds, a Delaware Massachusetts business trust, with its principal place of business at Two Portland Square, Portland, Maine 04101 (hereinafter called the "TrustFund"), and BankBoston, N.A., a national banking association with its principal place of business in Boston, Massachusetts (hereinafter called the "Custodian").


         WHEREAS, the Trust Fund desires that its the Ssecurities and cash of certain of its separate series shall be hereafter held and administered by Custodian as the Trust's Fund's agent pursuant to the terms of this Agreement; and

         WHEREAS, the Custodian provides services in the ordinary course of its business which will meet the Trust's Fund's needs as provided for hereinafter;

         NOW, THEREFORE, in consideration of the mutual promises herein made, the Trust Fund and the Custodian agree as follows:

SECTION 1.   DEFINITIONS.

         (a) "Account" shall mean the applicable custodial account maintained by the Custodian on behalf of the Trust for each Fund. The Account of each Fund shall be separate from the Account of each other Fund and the assets of a Fund's Account shall not in any way be charged with the liabilities of any other Fund's Account.

         (b) "Bank" shall mean a bank as defined in Sec.tion 2(a)(5) of the Investment Company Act of 1940 Act.

         (c) "Fund" shall mean each of the separate series of the Trust as listed in Appendix A hereto and each other series of the Trust as may be made subject to this Agreement by a writing between the Trust and the Custodian.

         (d) "Securities" shall mean and include stocks, shares, bonds, debentures, notes, money market instruments, "foreign securities," as that term is defined in Rule 17f-5 under the 1940 Act, and or other obligations and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets. Unless otherwise indicated herein, "Securities" shall mean both U. S. and "foreign securities", as that term is defined in Sec. 17(f) of the Investment Company Act of 1940.

         (e) "Officers' Certificate" shall mean a request or directions in writing or a written confirmation of an oral requests or directions in writing signed in the name of the Trust Fund by any two of the Officers Chairman of the Executive Committee, the President, a Vice President, the Secretary, the Clerk or the Treasurer of the Trust, the Chariman of the Corporation or any other persons duly authorized to sign by the Board of Trustees or the Executive Committee of the TrustFund.

         (f) "1940 Act" shall mean the United States Investment Company Act of 1940, as amended.

         (g) "Officer of the Trust" shall mean any President, Vice-President, Treasurer, Assistant Treasurer, Secretary of Assistant Secretary of the Trust.

         (h) "Securities Depository" means a clearing corporation registered under Section 17A of the Securities Exchange Act of 1934 which maintains a system for the central handling of securities in which all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities.

         (i) "Book-Entry securities" means securities issued by the Treasury of the United States of America and Federal agencies and instrumentalities of the United States of America that are maintained in the book-entry system provided by the Federal Reserve Banks.

         (j) "Book-Entry Account" means an account maintained by a Federal Reserve Bank.

SECTION 2.   CUSTODIAN AS AGENT.

         The Custodian is authorized to act under the terms of this Agreement as the Trust's Fund's agent and to shall be representing the Trust and a particular Fund of the Trust Fund whenever acting within the scope of the Agreement.

SECTION 3.   NAMES, TITLES AND SIGNATURE OF FUND'S OFFICERS.

         (a) An Officer of the Trust Fund will certify to the Custodian the names, titles, and signatures of those persons authorized to sign the Officers' Certificates, as well as names of the Board of Trustees and the Executive
Committee. Said Officer, or his or her successor, will provide the Custodian with any changes which may occur from time to time.

         (b) The Custodian is authorized to rely and act upon written and manually signed instructions of any person or persons (if Custodain has been directed to act on the instructions of more than one person) more than one, so indicated) named in a identified on a separate list ("Authorized Persons") of listing separately those persons who may authorize the withdrawal of any portion of the cash or Securities contained in an Account which will be furnished to the Custodian from time to time and signed by an Officers of the Trust The Fund and certified by its Secretary or an Assistant Secretary, ("Authorized Persons"). The Trust Fund will provide the Custodian with authenticated specimen signatures of all Authorized Persons.

         (c)      40 Act Custody
Revised 5/97

The Custodian is further authorized to rely upon any instructions received by any other means and identified as having been given or authorized by any Authorized Person; regardless of whether such instructions shall in fact have been authorized or given by any such persons; provided, that,

         (ai) the Custodian and the Trust Fund shall have previously agreed in writing upon the means of transmission and the method of identification for such instructions;

         (bii) the Custodian has not been notified by the Trust Fund to cease to recognize such means and methods,; and

         (ciii)   such means and methods have in fact been used.

         (d) If the Trust Fund should so choose to have dial-up or other means of direct access to the Custodian's accounting system for Securities in custodial accounts, the Custodian is also authorized to rely and act upon any instructions received by the Custodian through the terminal device, regardless of whether such instructions shall in fact have been given or authorized by the Trust, Fund provided that such instructions are accompanied by passwords which have been mutually agreed to in writing by the Custodian and the Trust Fund and the Custodian has not been notified by the Trust Corporation to cease recognizing such passwords.

         Wheren dial-up or other direct means of access to the Custodian's accounting system for cash or Securities is utilized, the Trust Fund agrees to indemnify the Custodian and hold it harmless from and against any and all liabilities, losses, damages, costs, reasonable counsel fees, and other reasonable expenses of every nature suffered or incurred by the Custodian by reason of or in connection with the improper use, unauthorized use and misuse by the Trust Fund or its employees of any terminal device with access to the Custodian's accounting system for cash or Securities in Ccustodial Aaccounts, unless such losses, damages, etc., result from grossly negligent or wrongful acts of the Custodian, its employees or agents.

SECTION 4.   RECEIPT AND DISBURSEMENT OF MONEY.

         (a) A. The Custodian shall open and maintain a separate Account with respect to each Fundthe Account, subject to debit only by a draft or order by the Custodian acting pursuant to the terms of this Agreement. The Custodian shall hold in each Accountthe Account, subject to the provisions hereof, all cash received by it from or for the aAccount of the applicable Fund.

1.       (b)      With respect to the Account of each Fund, the The Custodian shall make payment of cash to the AAccount or shall debit the Account only :

         (i)
(a) for the purchase of Securities for the portfolio of the Fund upon the delivery of such Securities to the Custodian, registered in the name of the Fund or of the nominee of the Custodian referred to in Section 9 below;

         (ii) (b) for payments in connection with the conversion, exchange or surrender of Securities owned or subscribed to by the Fund held by or to be delivered to the Custodian;

         (ciii) for payments in connection with the return of the cash collateral received in connection with Securities loaned by the Fund;

         (div) for payments in connection with futures contracts positions held by the Fund;

         (ev) for payments of interest, dividends, taxes and in connection with rights offerings; or

         (fvi)    for other proper Fund purposes.

         All Securities accepted in connection with the purchase of such Securities, if (a) usual in the course of local market practice or (b) specifically required in instructions from the Fund, shall be accompanied by payment of, or a "due bill" for, any dividends, interest or other distributions of the issue due the purchaser.

         (c)

2. Except as hereinafter provided, the Custodian shall make any payment for which it receives direction from an Authorized Person so long as such direction
(i) is (aA) in writing (or is a facsimile  transmission of a written direction),
(bB)  electronically  transmitted  to the  Custodian as provided in Section 3 or
(cC) orally when written or electronic directions cannot reasonably be given within the relevant time period, orally when the person giving the direction is known to the Custodian's employee and when the person giving such direction (i) such direction assures the Custodian that the directions will be confirmed in writing by an Authorized Persons within twenty-four (24) hours and (ii) states that such payment is for a purpose permitted under the terms of this subsection.

3 (d) . All funds received by the Custodian in connection with the sale, transfer, exchange or loan of Securities will be credited to the applicable Account in immediately available funds as soon as reasonably possible on the date such received funds are immediately available. Payments for purchase of Securities for an the Account made in immediately available funds will be charged against the Account on the day of delivery of such Securities and all other payments will be charged on the business day after the day of delivery.


         (i) A. The Custodian is hereby authorized and required to (aA) collect on a timely basis all income and other payments with respect to Securities held hereunder to which a the Fund shall be entitled either by law or pursuant to custom in the securities business, and to credit such income to the Account, (bB) detach and present for payment all coupons and other income items requiring presentation as and when they become due, (cC) collect interest when due on Securities held hereunder, and (dD) endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Fund.

         (ii) B. If the Custodian agrees to advance cash or Securities of the Custodian for delivery on behalf of a the Fund to a third party, any property received by the Custodian on behalf of the Fund in respect of such delivery shall serve as security for the Fund's obligation to repay such advance until such time as such advance is repaid, and, in the case where such advance is extended for the purchase of Securities which constitute "margin stock" under Regulation U of the Board of Governors of the Federal Reserve System, such additional Securities of the Fund, as shall be necessary for the Custodian, in the Custodian's reasonable determination, to be in compliance with such Regulation U also shall constitute security for the Fund's obligation to repay such advance. Each The Fund hereby grants the Custodian a security interest in such property of the Fund to secure such advance and agrees to repay such advance promptly without demand from the Custodian (and in any event, as soon as reasonably practicable following any demand by the Custodian), unless otherwise agreed by both parties. Should a the Fund fail to repay such advance as required, the Custodian shall be entitled immediately to apply such security to the extent necessary to obtain repayment of the advance, subject, in the case of a Fund's failure to make prompt repayment without demand, to prior notice to the Fund.

SECTION 5.   RECEIPT OF SECURITIES.

         (a) The Custodian shall hold in each Fund's the Account, segregated at all times from those of any other persons, firms or corporations (including the Accounts of other Funds), pursuant to the provisions hereof, all Securities received by it from or for the account of the applicable the Fund. All such Securities are to be held or disposed of by the Custodian for, and subject at all times to the instructions of, the applicable Fund pursuant to the terms of this Agreement. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any of the Securities and cash, except pursuant to the directive of the applicable Fund and only for the account of the Fund as set forth in Section 7 of this Agreement.

         (b) The Custodian and its agents (including foreign subcustodians) may make arrangements with Depository Trust Fund ("DTC") and other foreign or domestic depositories or clearing agencies, including the Federal Reserve Bank and any foreign depository or clearing agency, whereby certain Securities may be deposited for the purpose of allowing transactions to be made by bookkeeping entry without physical delivery of such Securities, subject to such restrictions as may be agreed upon by the Custodian and the Fund. The Custodian shall immediately commence procedures to replace Securities lost due to robbery, burglary or theft while such Securities are within its control or that of its agents or employees upon discovery of such loss.The Trust hereby authorizes the Custodian to deposit assets of the Funds of the Trust as follows:

         (i) deposit with the Custodian or any opther bank licensed and examined by the United States or any state thereof;

         (ii)  deposit  in  the  Custodian's   account(s)  with  any  Securities
         Depository all or any part of the Securities as may from time to time be held for the Trust; and

         (iii) deposit Book-Entry Securities belonging to the Funds in a Book-Entry Account maintained for the Custodian by a Federal Reserve Bank.

So long as any deposit referred to in (ii) or (iii) above is maintained for the Trust, the Custodian shall:

         (A) deposit the Securities in an account that includes only assets held by it for customers;

         (B) with respect to Securities of the Trust transferred to the account, identify as belonging to the Trust a quantity of securities in a fungible bulk of securities that are registered in the name of the Custodian or its nominee, or shown on the Custodian's account on the books of the Securities Depository, the Book-Entry System, or the Custodian's agent;

         (C) promptly send to the Trust all reports the Custodian receives from the appropriate Federal Reserve Bank or Securities Depository on its respective system of internal accounting control; and

         (D) send to the Trust such reports of the systems of internal accounting control of the Custodian and its agents through which such Securities are deposited as are available and as the Trust may reasonably request from time to time.

The Custodian shall not waive any rights it may have against a Securities Depository or Federal Reserve Bank. The Trust may elect to be subrogated to the rights of the Custodian against the Securities Depository or Federal Reserve Bank or any other person with respect to any claim that the Custodian may have as a consequence of any loss or damage suffered by the Trust as a result of the Custodian's use of the Securities Depository or Book-Entry account if and to the extent that the Trust has not been made whole for any such loss or damage.


SECTION 6.  FOREIGN SUBCUSTODIANS AND OTHER AGENTS.

         (a) In the event the Custodian places Securities, pursuant to this Agreement, with any foreign subcustodian, the Custodian agrees that it shall place such Securities only with those foreign subcustodians which either are satisfy the requirements of "eligible foreign custodians" as defined in under Rule 17f-5 under the 1940 ActSection 17(f) of the U. S. Investment Company Act of 1940, or with respect to which exemptive relief has been granted by the U.
S. Securities and Exchange Commission from the requirements of Section 17(f).

         The Custodian agrees further that in placing Securities with any such foreign subcustodian, it will enter into a written subcustodian agreement which shall provide that: (i) the Custodian will be adequately indemnified and the Securities so placed adequately insured in the event of loss, as provided in subsection 6(b)part (b) of this section; (ii) the Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign subcustodian or its creditors (except any claim for payment for the services provided by such subcustodian and any related expenses; provided, however that the Custodian shall use its best efforts promptly to release any such right, charge, security interest, lien or claim on the assets, except to the extent such right, charge, security interest, lien or claim arises with respect to a special request or requirement by the Fund for services the cost of which and the expenses incurred in connection with which the Fund has not paid or has declined to pay, it being agreed and understood that, in the ordinary course, all payments for usual and routine services rendered and expenses incurred by a subcustodian shall be the obligation of the Custodian); (iii) beneficial ownership of the Securities will be freely transferable without payment of money or value other than for safe custody or administration; (iv) adequate records will be maintained identifying the Securities as belonging to the Funds of the Trust; (v) the Custodian's independent public accountants will be given access to those records or the confirmation of the contents of those records; and (vi) the Custodian will receive periodic reports with respect to the safekeeping of the Securities, including, but not necessarily limited to, notification of any transfer to or from the Accounts.

         (b) In addition to the indemnities included in Section 13 hereof, the Custodian agrees that the Custodian shall be liable to the Trust for any loss which shall occur as a result of the failure of a subcustodian as listed in exhibit B hereto to exercise reasonable care with respect to the safekeeping of the Securities and cash of the Trust to the same extent that the Custodian would be liable to the Trust if the Custodian were holding such Securities or cash in NewYorkto indemnify and hold harmless the Fund from any and all loss or damage incurred or suffered by the Fund as a result of placement by the Custodian of Securities with a foreign subcustodian hereunder, to the extent the Custodian receives indemnification from such foreign subcustodian pursuant to part (a)(i) of this section.

         (c) With respect to any Securities to be placed with foreign subcustodians pursuant to this section, the Custodian represents and warrants that during the term of this Agreement it will carry a Bankers Blanket Bond or similar insurance for losses incurred as a result of such sub-custodial arrangements.

         (d) The Trust Fund authorizes the Custodian to release any and all information regarding Securities placed with foreign subcustodians hereunder as may be required by court order of a court of competent jurisdiction.

         (e) So long as Rule 17f-5 under the 1940 Act so requires the Trust's Board of Trustees or Funds's investment adviser to review or monitor the Custodian's global custody network, the Custodian shall (a) furnish annually to the Trust information concerning the foreign sub-custodians employed by the Custodian similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Agreement; (b) promptly inform the Trust in the event that the custodian learns of (i) a material adverse change in the financial condition of a foreign sub-custodian, (ii) any material loss of the assets of a Fund or (iii) a foreign sub-custodian not the subject of an exemptive order from the U.S. Securities and Exchange Commission ceasing, or becoming likely to cease, to meet applicable minimum shareholders' equity requirements.

SECTION 7.  TRANSFER, EXCHANGE AND REDELIVERY OF SECURITIES.

         The Custodian (or a subcustodian or any other agent of the Custodian) shall have sole power to release or deliver any Securities of a the Fund held by the Custodian (or such subcustodian or agent) pursuant to this Agreement. The Custodian agrees (and will obtain an undertaking from each subcustodian or other agent) that Securities held by the Custodian (or by a subcustodian or other agent of the Custodian) will be transferred, exchanged or delivered only :

         (i) for sales of Securities for the account of the Fund in accordance with (iA) "New York Street Practice", (B(ii) predominant established practice in the relevant local market, or (iiiC) specific instructions from the Fund; or

         (ii) when Securities are called, redeemed or retired or otherwise become payable;

         (iii) for examination by any broker selling any such Securities in accordance with "street delivery" custom or other relevant local market practice;

         (iv) in exchange for or upon conversion into other  Securities  whether
         pursuant  to  any  plan  of  merger,   consolidation,   reorganization,
         recapitalization or readjustment, or otherwise;

         (v) upon conversion of such Securities pursuant to their terms into other Securities;

         (vi) upon exercise of subscription, purchase or other similar rights represented by such Securities pursuant to their terms;

         (vii) for the purpose of exchanging interim receipts or temporary Securities for definitive Securities;

         (viii)   for the purpose of tendering Securities;

         (ix)     for the purpose of delivering Securities lent by the Fund;

         (x) for purposes of delivering collateral upon redelivery of Securities lent or for purposes of delivering excess collateral; or

         (xi) for other proper Fund purposes.

As to any deliveries made by the Custodian pursuant to items (bii), (div), (ev),
(fvi), (gvii), (iix), (jx) and (kxi), Securities in exchange therefor shall be deliverable to the Custodian (or a subcustodian or other agent of the Custodian). The Custodian may rely upon any written, electronic or oral instructions or an Officers' Certificate relating thereto as provided for in Sections 3 and 4 hereofabove.

SECTION 8.  THE CUSTODIAN'S ACTS WITHOUT INSTRUCTIONS.

         Unless and until the Custodian receives instructions to the contrary, the Custodian (or a subcustodian or other agent of the Custodian) shall:

         (i) present for payment all coupons and other income items held by it for the account of each the Fund which call for payment upon presentation and hold the cash received by it upon such payment in the applicable Account;

         (ii) collect interest and cash dividends and other distributions, provide notice to the Fund of receipts, and deposit to the Account;

(iii) hold for the account of the Fund all stock dividends, rights and similar Securities issued with respect to any Securities held by the Custodian under the terms of this Agreement;

         (iv) execute as agent on behalf of the Fund all necessary ownership certificates required by the United States Internal Revenue Code of 1986, as amended, or the Income Tax Regulations of the United States Treasury Department, the laws of any State or territory of the United States, or, in the case of Securities held through foreign subcustodians, the laws of the jurisdiction in which such Securities are held, now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the Securities covered thereby, to the extent it may lawfully do so;

         (v) use its best efforts, in cooperation with the Fund, to file such forms, certificates and other documents as may be required to comply with all applicable laws and regulations relating to withholding taxation applicable to the Securities; and


         (vi) use its best efforts to assist the Fund in obtaining any refund of local taxes to which the Fund may have a reasonable claim.

The Trust The Fund agrees to furnish to the Custodian such information and to execute such forms and other documents as the Custodian may reasonably request or as otherwise may be reasonably necessary in connection with the Custodian's performance of its obligations under clauses (ev) and (fvi).

SECTION 9.  REGISTRATION OF SECURITIES.

         (a) Except as otherwise directed by an Officers' Certificate, the Custodian shall register all Securities, except such as are in bearer form, in the name of the Trust or the applicable Fund or a registered nominee of the Trust or the Fund Fund or a registered nominee of the Custodian or a subcustodian. Securities deposited with a Securities Depository or with a DTC or a foreign subcustodian securities depository permitted under Section 56 may be registered in the nominee name of the Securities Depository DTC or such foreign subcustodian securities depository. The Custodian shall execute and deliver all such certificates in connection therewith as may be required by the applicable provisions of the United States Internal Revenue Code offo 1986, as amended, the Income Tax Regulations of the United States Treasury Department, the laws of any State or territory of the United States, or, in the case of Securities placed with foreign subcustodians, the laws of the jurisdiction in which such Securities are held. The Custodian shall maintain such books and records as may be necessary to identify the specific Securities held by it hereunder at all times.

         (b) The Trust Fund shall from time to time furnish the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any Securities which it may hold for the account of a the Fund and which may from time to time be registered in the name of athe Fund.

SECTION 10.  VOTING AND OTHER ACTION.

         Neither the Custodian nor any nominee of the Custodian or of DTC shall vote any of the Securities held hereunder by or for the account of a the Fund except in accordance with the instructions contained in an Officers' Certificate.

         The  Custodian  shall  deliver or have  delivered to the Trust Fund all notices, proxies and proxy soliciting materials with relation to such Securities, such proxies to be executed by the registered holder of such Securities (if registered otherwise than in the name of a the Fund), but without indicating the manner in which such proxies are to be voted.

With respect to Securities deposited with a Securities Depository or a DTC or any other depository, including a foreign subcustodian, as provided for in
Section 6 hereof, that where such Securities may be registered in the nominee name of the Securities Depository or the foreign subcustodianDTC, or other such depository the Custodian shall request that the nominee shall not vote any of such deposited Securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto unless instructed to do so by the Custodian following receipt by the Custodian of an Officers' Certificate.

SECTION 11.  TRANSFER TAX AND OTHER DISBURSEMENTS.

         The Trust, on behalf of each Fund, Fund shall pay or reimburse the Custodian from time to time for any transfer taxes payable upon transfers of Securities made hereunder and for all other necessary and proper disbursements and expenses made or incurred by the Custodian in the performance of this Agreement, as required by U.S. law or the laws of the jurisdiction in which the Securities are held, as the case may be.

         The Custodian shall execute and deliver such certificates in connection with Securities delivered to it or by it under this Agreement as may be required under the laws of any jurisdiction to exempt from taxation any exemptible transfers and/or deliveries of any such Securities.

SECTION 12.  COMPENSATION AND THE CUSTODIAN'S EXPENSES.

         The Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties.

SECTION 13.  INDEMNIFICATION.

         The Trust, on behalf of each Fund, Fund agrees to indemnify and hold harmless the Custodian and its employees, agents and nominee from all taxes, charges, expenses, assessments, claims and liabilities (including attorneys' fees) incurred or assessed against them in connection with the performance of the Agreement, except such as may arise from their own grossly negligent action, negligent failure to act or willful misconduct. The Custodian agrees to indemnify and hold harmless the Trust Fund and its trustees, officers, employees, and agents from all taxes, charges, expenses, assessments, claims and liabilities (including attorneys fees) incurred or assessed against the Trust Fund in connection with the performance of the Agreement, which may arise from grossly negligent action, grossly negligent failure to act or willful misconduct on the part of the Custodian. In the event of any advance of cash for any purpose made by the Custodian resulting from orders or instructions of a the Fund, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own grossly negligent action, grossly negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor.

         Within a reasonable time after receipt by an indemnified party of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, notify in writing the indemnifying party of the commencement thereof; and the omission so to notify the indemnifying party will not relieve it from any liability hereunder as to the particular item for which indemnification is then being sought, unless such omission is a result of the failure to exercise reasonable care on the part of the indemnified party. In case any such action is brought against an indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

SECTION 14.  MAINTENANCE OF RECORDS.

         The Custodian will maintain records with respect to each the Funds, including general ledgers, portfolio ledgers, subsidiary ledgers, if any, appropriate journals or other records reflecting (i) Securities maintained in the portfolio of a Fund, (ii) Securities borrowed, loaned or collateralizing obligations of a Fund, (iii) monies borrowed and monies loaned (together with a record of the collateral thereto and substitutions of such collateral), (iv) dividends and interest received, and (v) dividends receivable and interest insert accrued, in compliance with the rules and regulations of the Investment Company Act of 1940 Act, as amended, where applicable.

SECTION 15.  REPORTS BY THE CUSTODIAN.

         The Custodian will furnish to the Trust Fund at the end of every month, and at the close of each quarter of a Fund's fiscal year, a list of the portfolio Securities and the aggregate amount of cash in each Account Fund and will assist in the preparation of the financial data for the N-SAR annual report to be filed on behalf of a Fund.

         The Custodian shall furnish the Trust Fund with such other reports concerning transactions in the Accounts and/or the Securities as may be agreed upon from time to time. The books and records of the Custodian pertaining to its actions under this Agreement shall be kept and preserved by the Custodian in the manner and, in accordance with applicable rules and regulations under the 1940 ActInvestment Company Act of 1940, and shall be open to inspection and audit at reasonable times and upon reasonable notice to the Custodian, by officers of any auditors employed by the Trust Fund (and such other persons as the Trust Fund may designate from time to time). All such books and records shall be the property of the Trust Fund and the Custodian shall forthwith upon the TrustFund's request, turn over to the Trust Fund and cease to retain in its files, records and documents created and maintained by the Custodian pursuant to this Agreement, which are no longer needed by the Custodian in performance of its services or for its protection except that the Custodian may maintain copies of any such files, records and documents to the extent needed for its protection.

SECTION 16.  FUND VALUATION -- INTENTIONALLY LEFT BLANK.

SECTION 17.   TERMINATION AND ASSIGNMENT.

         (a) This agreement may be terminated by the with respect to one or more Funds Fund or by the Trust or by the Custodian, immediately upon written notice from the Trust Fund or the Custodian, as applicable, to the other party, if the other party fails materially to perform its obligations hereunder, and may otherwise be terminated by the Trust Fund or by the Custodian on sixty ninety
(960) days' notice, given in writing and sent by registered mail to the Custodian or the Trust Fund as the case may be. Upon termination of this Agreement, the Custodian shall deliver the Securities and cash in the aAccount of the Funds for which this Agreement has been terminated to the Trust such entity as is designated in writing by the Trust Fund and, in the absence of such a designation may, but shall not be obligated to, deliver them to a bank or trust company of the Custodian's own selection having an aggregate capital, surplus and undivided profits as shown by its last published report of not less than 50 million dollars ($50,000,000), the Securities and cash to be held by such bank or trust company for the benefit of the Trust Fund under terms similar to those of this Agreement, and the Trust Fund shall to be obligated to pay to such transferee the then current rates of such transferee for services rendered by it; provided, however, that t. The Custodian may decline, however, to transfer such amount of such Securities equivalent to all fees and other sums owing by the applicable Fund to the Custodian, and the Custodian shall have a charge against and security interest in such amount until all monies owing to it have been paid, or escrowed to its satisfaction.

         (b) This Agreement may not be assigned by the Custodian without the consent of the TrustFund, authorized or approved by a resolution of the Trust's Fund's Board of Trustees.

SECTION 18.   FORCE MAJEURE.


         The Custodian shall not be liable or accountable for any loss or damage resulting from any condition or event beyond its reasonable control; provided, however, that the Custodian shall promptly use its best efforts to mitigate any such loss or damage to the Trust or a Fund Fund as a result of any such condition or event. For the purposes of the foregoing, the actions or inactions of the Custodian's subcustodians and other agents shall not be deemed to be beyond the reasonable control of the Custodian. In connection with the foregoing, the Custodian agrees (and agrees that it will use its best efforts to obtain the undertaking of its subcustodians and other agents to the effect) that the Custodian (and/or such subcustodian or agent) shall maintain such alternate power sources for computer and related systems and alternate channels for electronic communication with such computers and related systems that the failure of the primary power source and/or communications channel of the Custodian (and/or its subcustodians or other agents) will not foreseeabley result in any loss or damage to the Trust or any FundFund.

SECTION 19.   THIRD PARTIES.

         This Agreement shall be binding upon and the benefits hereof shall inure to the parties hereto and their respective successors and assigns. However, nothing in this Agreement shall give or be construed to give or confer upon any third party any rights hereunder.

SECTION 20.   AMENDMENTS.

         The terms of this Agreement shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever, except by written instrument signed by both of the parties hereto.

SECTION 21.   GOVERNING LAW.

         This Agreement shall be governed and construed in accordance with the laws of Tthe Commonwealth of Massachusetts.

SECTION 22.   COUNTERPARTS.

         This agreement may be executed in several counterparts, each of which is an original.

SECTION 23.  ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

SECTION 234.   NOTICES.

         All notices provided for herein shall be in writing and shall become effective when deposited in the United States mail, postage prepaid and certified, addressed

         (ai)     iif to the Custodian, at: 150 Royall Street
                                            Canton, MA  02021
                                            Attention:  Worldwide Custody - MS:  45-02-90

         (bii)    if to the TrustFund, at:                    Two Portland Square
                                            Portland, Maine 04101
                                            Attention:  _____________________________   Secretary

or to such other address as either party may notify the other in writing.

         A copy of the Declaration of Trust Instrument of the Trust has been delivered to the Custodian Fund is on file with the Secretary of the Trust (Name of State), and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust Fund as Trustees, and the obligations of this instrument are not binding upon any of the Trustees, officers, or shareholders of the Trust Fund individually but binding only upon assets and property of the applicable Fund of the TrustFund.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.


                                           MEMORIAL FUNDS



                                           By: /s/ Max Berueffy
                                             ------------------------------
                                           Name:   Max Berueffy, Vice President
                                                   and Secretary


                                           Title:





                                           BANKBOSTON, N.A.




                                           By: /s/ Herbert Alleyne, Jr.
                                              ----------------------------------
                                           Name:    Herbert Alleyne, Jr
                                           Title:   Director and Senior Manager

                               CUSTODIAN AGREEMENT
                                 MEMORIAL FUNDS

                                   APPENDIX A
                               FUNDS OF THE TRUST
                                   MAY 1, 1998


                              Government Bond Fund
                               Corporate Bond Fund
                                Value Equity Fund
                               Growth Equity Fund

                               CUSTODIAN AGREEMENT
                                 MEMORIAL FUNDS

                                   APPENDIX B
                 SUBCUSTODIANS FOR WHICH THE CUSTODIAN IS LIABLE

       COUNTRY                                                  SUBCUSTODIAN

Australia                                                    Australia & New Zealand Banking Group, Ltd.
Austria                                                      Creditanstalt-Bankverein
Belgium                                                      Banque Bruxelles Lambert, S.A.
Canada                                                       Canadian Imperial Bank of Commerce
Denmark                                                      Den Danske Bank
Finland                                                      Merita Bank
France                                                       Credit Agricole Indosuez
Germany                                                      Dresdner Bank AG
Greece                                                       Citibank, N.A.
Hong Kong                                                    Standard Chartered Bank
Hungary                                                      Creditanstalt-Bankverein
Indonesia                                                    Standard Chartered Bank
Ireland                                                      The Bank of Ireland
Italy                                                        Banque Paribas
Japan                                                        Bank of Tokyo-Mitsubishi, Ltd.
Korea                                                        Standard Chartered Bank
Malaysia                                                     Standard Chartered Bank
Mexico                                                       Citibank, N.A.
Netherlands                                                  Kas-Associatie N.V.
New Zealand                                                  Australia & New Zealand Banking Group, Ltd.
Norway                                                       Den norske Bank
Portugal                                                     Banco Espirito Santo Commercial de Lisboa
Singapore                                                    Standard Chartered Bank
South Africa                                                 Standard Bank of South Africa Ltd.
Spain                                                        Banco Bilboa Vizcaya
Sweden                                                       Skandinaviska Enskilda Banken
Switzerland                                                  Bank Leu Ltd.
Transnationalitional                                         Cedel, S.A.
United Kingdom                                               Midland Bank plc
                                                             First Chicago Clearing Centre
Venezuela                                                    Citibank, N.A.

Argentina, Brazil, Chile , Columbia, Panama, Peru, United    Bank Boston, N.A.
States and Uruguay